U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2004

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

P.O. Box 95012, 8726 Barnard Street, Vancouver, B.C., Canada	V6P 6A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 274 8004

(Former name, former address and former fiscal year, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. (OTCBB:CFPC) announced in a News Release dated November 16, 2004 that to meet the market needs of the evolving specialty coffee market in the U.S. and Europe, its strategic partner, PNG Coffee Growers Federation Ltd. ("Federation"), has commenced identifying and mapping the coffee growing regions of PNG into several agro-ecological zones. This information will assist in tracing back all coffee produced to its original growing areas. The coffee produced from the agro-ecological zones will be marketed to the specialty coffee markets in the U.S. and Europe.

Mr. Jon Yogiyo, Vice Chairman of Coffee Pacifica, stated that: "The Federation is using the Papua New Guinea Resource Information System as a base to develop a coffee 'suitability map' and analyzing the information on altitudes, temperatures, annual rainfall, vegetation type, soil erodibility, forest type and land use in the coffee growing areas of Papua New Guinea. This information will assist to accurately establish the precise agro-ecological location of the co-operatives, the coffee growers, and the coffee farms."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC

Date:    November 19, 2004                                                                              /s/ Shailen Singh

Shailen Singh, President & CEO